SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Riverbed Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	03-0448754
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

501 Second Street San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-133437
(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.0001 par value (Title of Class)	Nasdaq Global Market

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.

See the “Description of Capital Stock” section included in the Registration Statement on Form S-1 (File No. 333-133437) of Riverbed Technology, Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission on April 20, 2006 (the “S-1 Registration Statement”), which section is hereby incorporated by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1*	Restated Certificate of Incorporation.

3.2*	Form of Restated Certificate of Incorporation to be effective upon closing of the offering made under the S-1 Registration Statement.

3.3*	Bylaws.

3.4*	Form of Amended and Restated Bylaws to be effective upon closing of the offering made under the S-1 Registration Statement.

4.2*	Form of Common Stock certificate.

4.3*	Amended and Restated Investors’ Rights Agreement, dated February 10, 2006, by and among the Registrant and the investors listed on the signature pages thereto.

*	Filed as an exhibit to the S-1 Registration Statement and incorporated herein by reference

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 15, 2006	RIVERBED TECHNOLOGY, INC.

	By:	/s/ Jerry M. Kennelly
	Name:	Jerry M. Kennelly
	Title:	President, Chief Executive Officer and Chairman